EXHIBIT 10.1

Note Conversion Agreement

This Note Conversion Agreement (this “Agreement”) is made and entered into as of December 11, 2012 (the “Effective Date”) by and between Empire Petroleum Corporation, a Delaware corporation (the “Company”) and The Albert E. Whitehead Living Trust (the “Holder”). The Company and the Holder are collectively referred to herein as the “Parties”.

WHEREAS, the Holder has previously advanced loans to the Company evidenced by (1) a Convertible Note, dated February 1, 2011, made by the Company in favor of the Holder in the principal amount of $100,000 (the “2011 Convertible Note”), (2) a Convertible Note, dated April 17, 2012, made by the Company in favor of the Holder in the principal amount of $133,603.00 (the “2012 Convertible Note”) and (3) a Promissory Note, dated August 28, 2012, made by the Company in favor of the Holder in the principal amount of $25,000 (together with the 2011 Convertible Note and the 2012 Convertible Note, the “Notes”);

WHEREAS, the Holder has subsequently advanced an additional loan to the Company in the amount of $32,397.50 (the “New Loan”);

WHEREAS, the Company owes the Holder an aggregate of $300,012.50 in principal and accrued but unpaid interest under the Notes and the New Loan (collectively, the “Outstanding Debt”);

WHEREAS, the Parties desire to convert all of the Outstanding Debt into shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”) at a conversion rate of $0.05 per share of Common Stock (the “Conversion Rate”); and

WHEREAS, with respect to the amounts of the Outstanding Debt attributable to the 2011 Convertible Note and the 2012 Convertible Note, the Parties desire to effect the conversion of such amounts pursuant to the terms set forth herein rather than, and in place of, the terms set forth in the 2011 Convertible Note and the 2012 Convertible Note;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Parties agree as follows:

1.                  Conversion. Subject to the terms and conditions set forth herein, all of the Outstanding Debt shall convert into shares of Common Stock at the Conversion Rate, effective as of the Effective Date, resulting in the issuance of 6,000,250 shares of Common Stock (the “Conversion Shares”).

2.                  Issuance of Conversion Shares; Cancellation of the Outstanding Debt. On the Effective Date, the Holder shall surrender and deliver the Notes to the Company for cancellation. Upon such surrender and delivery, (a) the Company shall issue the Conversion Shares to the Holder and the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, to the Holder a certificate or other document evidencing the Conversion Shares and (b) all of the Outstanding Debt shall be deemed paid in full and all rights and privileges of the Holder under the Notes and with respect to the New Loan shall cease and be terminated in their entirety and the Company shall have no further obligations under the Notes or with respect to the New Loan.

3.                  Compliance with Securities Laws. The Holder represents and warrants to the Company as follows:

a.	The Holder acknowledges that it understands that the Conversion Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law, that the Conversion Shares will include a restrictive legend to that effect, and, that accordingly, the Conversion Shares may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws.

b.	The Holder is able to bear the economic risk of the investment in the Conversion Shares and could afford a complete loss of such investment.

c.	The Holder has sufficient knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Conversion Shares and of making an informed investment decision with respect thereto and has the capacity to protect its own interests in connection with the issuance of the Conversion Shares.

d.	The Holder has no intention of distributing any of the Conversion Shares in violation of the Securities Act or any applicable state securities law, has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Conversion Shares in violation of the Securities Act or any applicable state securities law and is acquiring the Conversion Shares solely for the Holder’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part.

e.	The Holder shall not offer, sell or otherwise transfer the Conversion Shares without registration under the Securities Act or an exemption therefrom and fully understands and agrees that the Holder must bear the economic risk for an indefinite period of time because, among other reasons, the Conversion Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

f.	The terms and conditions under which the Conversion Shares were issued were directly communicated to the Holder by the Company in such a manner that the Holder was able to ask questions of and receive answers from concerning the terms and conditions of this transaction. At no time was the Holder presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

4.                  Entire Agreement; Modifications; Waiver. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained herein. This Agreement supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

5.                  Further Assurances. Each Party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

6.                  Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation, by decree of a court of last resort or any other law, the balance of this Agreement shall remain in effect. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

7.                  Governing Law. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

8.                  Execution of the Agreement. The Company, the party executing this Agreement on behalf of the Company, and the Holder, have the all requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All proceedings have been taken and all authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and the Holder of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and the Holder and constitutes a valid and binding obligation on the Company and the Holder, enforceable in accordance with the respective terms herein.

9.                  Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EMPIRE PETROLEUM CORPORATION

By:	/s/Albert E. Whitehead
Name: Albert E. Whitehead
Title: Chief Executive Officer

THE ALBERT E. WHITEHEAD LIVING TRUST

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By:	/s/Albert E. Whitehead
Name: Albert E. Whitehead, as Trustee